EXHIBIT 23.1

                       REPORT OF INDEPENDENT ACCOUNTANTS

     To the Board of Directors
       and Stockholder's of
       Barnes Group Inc.

     We hereby consent to the incorporation by reference in the Regis-tration Statement on Form S-8 (No.033-20932) of Barnes Group Inc. of our report dated January 22, 1997, except as to Note 13 which is as of February 19, 1997, appearing on page 29 of the Annual Report to Shareholders which is incorporated in the company's Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 13 of Form 10-K.


     /s/ PRICE WATERHOUSE LLP
     --------------------------
         PRICE WATERHOUSE LLP
     Hartford, Connecticut
     May 16, 1997